EXHIBIT 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

NRG ENERGY, INC.

Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, NRG Energy, Inc., a Corporation organized and existing under the laws of the State of Delaware, the date of the filing of its original Certificate of Incorporation with the Secretary of State being May 29, 1992, hereby certifies as follows:

ARTICLE ONE

The name of the Corporation is NRG Energy, Inc.

ARTICLE TWO

The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE FOUR

Section 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 510,000,000 shares, consisting of:

(a)	10,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”); and

(b)	500,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

Section 2. Preferred Stock. The Preferred Stock may be issued from time to time and in one or more series. By resolution adopted by the affirmative vote of at least a majority of the total number of Directors then in office, the Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of Directors then in office, originally fixing the number of shares constituting any series of Preferred Stock to increase or decrease (but not below the number of shares of any such series of Preferred Stock, then outstanding) the number of shares of any such series of Preferred Stock and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions granted to or imposed upon, any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock, adopted by the affirmative vote of at least a majority of the total number of Directors then in office, provided that the manner in which such facts shall operate upon the powers, preferences and rights of, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any of the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to or imposed upon, such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the affirmative vote of at least a majority of the total number of Directors then in office.

Section 3. Common Stock.

(a)Dividends and Other Distributions. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation (this “Certificate”), the holders of Common Stock, subject to the rights of holders of any series of Preferred Stock, shall share ratably in all dividends as may from time to time be declared by the Board of Directors of the Corporation in respect of the Common Stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise, and in all other distributions (including, without limitation, the dissolution, liquidation and winding up of the Corporation), whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise, after payment of liabilities and liquidation preference on any outstanding Preferred Stock.

(b)Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation, whether now or hereafter authorized.

(c)Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or this Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

Except as provided by the Certificate of Incorporation (including any duly authorized certificate of designation of any series of Preferred Stock), each Director shall be elected by the vote of the majority of the votes cast with respect to that Director's election at any meeting for the election of Directors at which a quorum is present, provided that if the number of nominees at any such meeting exceeds the number of Directors to be elected at the meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Article, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director.

ARTICLE SEVEN

Subject to any rights of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors which shall constitute the Board of Directors shall initially be established at eleven and, thereafter, may be enlarged up to fifteen by the affirmative vote of a majority of the total number of directors then in office or may otherwise be enlarged with the approval of the holders of at least a majority of the shares of Common Stock then outstanding, and may be reduced by resolution adopted by the affirmative vote of a majority of the total number of Directors then in office. Newly created directorships resulting from an increase in the size of the Board of Directors may be filled by the affirmative vote of a majority of the total number of Directors then in office or by vote of the stockholders.

ARTICLE EIGHT

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation.

ARTICLE NINE

Section 1. Indemnification; Limitation of Liability.

(a)To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended, and excepts as otherwise provided in the Corporation's By-laws, (i) no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders; and (ii) the Corporation shall indemnify its officers and Directors.

(b)Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation in respect of any act, omission or condition existing or event or circumstance occurring prior to the time of such repeal or modification.

ARTICLE TEN

Section 1. Classification of Directors.

(a)    From the effective date of this Amended and Restated Certificate of Incorporation until the election of directors at the 2013 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board of Directors shall be divided into three classes of Directors, Class I, Class II and Class III, with the Directors in Class I having a term expiring at the 2013 Annual Meeting, the directors in Class II having a term expiring at the 2014 Annual Meeting and the directors in Class III having a term expiring at the 2015 Annual Meeting.

(b)    Commencing with the election of directors at the 2013 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board of Directors shall be divided into two classes of directors, Class I and Class II, with the Directors in Class I having a term that expires at the 2014 Annual Meeting and the Directors in Class II having a term that expires at the 2015 Annual Meeting. The successors of the Directors who, immediately prior to the 2013 Annual Meeting, were members of Class I (and whose terms expire at the 2013 Annual Meeting) shall be elected to Class I; the directors who, immediately prior to the 2013 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2014 Annual Meeting shall become members of Class I; and the directors who, immediately prior to the 2013 Annual Meeting, were members of Class III and whose terms were scheduled to expire at the 2015

Annual Meeting shall become members of Class II with a term expiring at the 2015 Annual Meeting.

(c)    Commencing with the election of directors at the 2014 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, there shall be a single class of Directors, Class I, with all Directors of such class having a term that expires at the 2015 Annual Meeting. The successors of the Directors who, immediately prior to the 2014 Annual Meeting of stockholders, were members of Class I (and whose terms expire at the 2014 Annual Meeting) shall be elected to Class I for a term that expires at the 2015 Annual Meeting, and the Directors who, immediately prior to the 2014 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class I with a term expiring at the 2015 Annual Meeting.

(d)    From and after the election of directors at the 2015 Annual Meeting of stockholders, the Board of Directors shall cease to be classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware, and the Directors elected at the 2015 Annual Meeting (and each Annual Meeting thereafter) shall be elected for a term expiring at the next Annual Meeting and may be removed with or without cause. Each Director elected at any Annual Meeting shall hold office until such Director's successor shall have been duly elected and qualified.

Section 2. Removal. Until the cessation of the classified Board of Directors, pursuant to Article Ten Section 1(d) and subject to the rights, if any, of the holders of any series of Preferred Stock to remove Directors (with or without cause) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), no Director may be removed from office except for cause and the affirmative vote of the holders of a majority of the shares of Common Stock then outstanding. Notwithstanding the foregoing, if the holders of any class or series of capital stock are entitled by the provisions of this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock) to elect one or more Directors, such Director or Directors so elected may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote.

Section 3. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to remove Directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock) and subject to ARTICLE SEVEN, vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next election of the class for which such Directors shall have been chosen and until his or her successor shall have been duly elected and qualified.

ARTICLE ELEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

ARTICLE TWELVE

Subject to the rights of holders of any series of Preferred Stock to act by written consent as specified in any duly authorized certificate of designation of any series of Preferred Stock, the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of Directors then in office, by the chief executive officer of the Corporation or, if there is no chief executive officer, by the most senior executive officer of the Corporation.

ARTICLE THIRTEEN

Notwithstanding any other provisions of this Certificate or any provisions of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of Directors generally shall be required to alter, amend or repeal or ARTICLES NINE, TEN or TWELVE hereof, or this ARTICLE THIRTEEN, or any provision thereof or hereof.

ARTICLE FOURTEEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, Directors or any other person herein are granted subject to this reservation.

ARTICLE FIFTEEN

The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

* * * * * *

IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending and restating the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Restated Certificate of Incorporation this 1st day of May, 2012.

NRG Energy, Inc.,
a Delaware corporation

By: /s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President and General Counsel